February 4, 2014 2014 Q1 Earnings Conference Call February 4, 2014

February 4, 2014 2 This presentation contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read AmeriGas’ Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of propane, increased customer conservation measures, the impact of pending and future legal proceedings, political, regulatory and economic conditions, the timing and success of our commercial initiatives and investments to grow our business, and our ability to successfully integrate acquired businesses and achieve anticipated synergies. AmeriGas undertakes no obligation to release revisions to its forward- looking statements to reflect events or circumstances occurring after today. About This Presentation

February 4, 2014 Jerry Sheridan CEO of AmeriGas

February 4, 2014 4 Q1 Adjusted EBITDA $193.3 $230.2 $170 $180 $190 $200 $210 $220 $230 $240 2 0 1 3 Q 1 2 0 1 4 Q 1 Adjusted EBITDA*, $ Millions * See appendix for Adjusted EBITDA reconciliation

February 4, 2014 5 Operational Update Operations • Retail volume increased 7% versus last year’s first quarter on weather that was 14% colder than last year • Volume in December was up 19% from last year on 22% colder weather • Operating expenses were $6.0 million below last year; Excluding transition expenses, operating expenses declined $0.5 million • Wholesale prices at Mt Belvieu are approximately 35% higher than the average cost this time last year • Our supply/logistics groups have taken extraordinary measures to secure and deliver propane to all residential and commercial customers • Although costs rose quickly during the quarter, margins were modestly higher than in the prior-year period and we continue to actively manage costs in a challenging environment

February 4, 2014 6 Operational Update Growth Initiatives • AmeriGas Cylinder Exchange (ACE): Volume growth of 9.8% from the prior-year quarter, 2,900 new outlets added • National Accounts: Volume increased 6 million gallons from the prior- year quarter and benefitted from both new accounts and the cold weather • Acquisitions: Closed one small acquisition in Virginia Outlook • FY14 Adjusted EBITDA guidance remains $645 million - $675 million

February 4, 2014 Q&A

February 4, 2014 Appendix

February 4, 2014 9 AmeriGas Supplemental Information: Footnotes  The enclosed supplemental information contains a reconciliation of earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") and Adjusted EBITDA to Net Income.  EBITDA and Adjusted EBITDA are not measures of performance or financial condition under accounting principles generally accepted in the United States ("GAAP"). Management believes EBITDA and Adjusted EBITDA are meaningful non-GAAP financial measures used by investors to compare the Partnership's operating performance with that of other companies within the propane industry. The Partnership's definitions of EBITDA and Adjusted EBITDA may be different from those used by other companies.  EBITDA and Adjusted EBITDA should not be considered as alternatives to net income (loss) attributable to AmeriGas Partners, L.P. Management uses EBITDA to compare year-over-year profitability of the business without regard to capital structure as well as to compare the relative performance of the Partnership to that of other master limited partnerships without regard to their financing methods, capital structure, income taxes or historical cost basis. Management uses Adjusted EBITDA to exclude from AmeriGas Partners’ EBITDA gains and losses that competitors do not necessarily have to provide additional insight into the comparison of year-over-year profitability to that of other master limited partnerships. In view of the omission of interest, income taxes, depreciation and amortization from EBITDA and Adjusted EBITDA, management also assesses the profitability of the business by comparing net income attributable to AmeriGas Partners, L.P. for the relevant years. Management also uses EBITDA to assess the Partnership's profitability because its parent, UGI Corporation, uses the Partnership's EBITDA to assess the profitability of the Partnership, which is one of UGI Corporation’s industry segments. UGI Corporation discloses the Partnership's EBITDA in its disclosures about its industry segments as the profitability measure for its domestic propane segment.

February 4, 2014 10 AmeriGas Partners EBITDA Reconciliation 2013 2012 Net income attributable to AmeriGas Partners, L.P. 134,898$ 96,665$ Income tax expense 1,431 627 Interest xpense 41,590 41,196 Depreciation 41,503 38,323 Amortization 10,819 11,028 EBITDA 230,241$ 187,839$ Heritage Propane acquisition and transition expense - 5,488 Loss on extinguishments of debt - - Adjusted EBITDA (1) 230,241$ 193,327$ December 31, Three Months Ended

February 4, 2014 Investor Relations: 610-337-1000 Simon Bowman (x3645) bowmans@ugicorp.com